Exhibit 99.1

July 17, 2019
Limelight Networks(R) Reports Financial Results for the Second Quarter of 2019

•	Q2 Revenue of $45.9 million

•	Q2 GAAP basic EPS of $(0.06) and Non-GAAP EPS of $(0.03)

•	Cash and marketable securities of $29.0 million
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $45.9 million for the second quarter of 2019, down 9% compared to $50.2 million in the second quarter of 2018. Currency negatively impacted year-over-year comparison by $0.3 million.
Limelight reported a net loss of $7.2 million, or $0.06 per basic share for the second quarter of 2019, compared to net income of $15.2 million, or $0.14 per basic share and $0.13 per fully diluted share, in the second quarter of 2018. Net income in the second quarter of 2018 included $14.9 million of non-operating income ($0.13 per basic share and $0.12 per fully diluted share) related to a settlement and patent license agreement.
Non-GAAP net loss was $3.5 million, or $0.03 per basic share, for the second quarter of 2019, compared to Non-GAAP net income of $4.0 million, or $0.04 per basic share, in the second quarter of 2018.
EBITDA was negative $2.2 million for the second quarter of 2019, compared to $20.3 million for the second quarter of 2018, which included the positive impact of $14.9 million of non-operating income related to the settlement and patent license agreement. Adjusted EBITDA was $1.4 million for the second quarter of 2019, compared to $9.2 million for the second quarter of 2018.
Limelight ended the second quarter with 594 employees and employee equivalents, up from 562 at the end of the first quarter of 2019, and up from 549 at the end of the second quarter of 2018.
“Second quarter results were in line with analyst expectations,” said Bob Lento, Chief Executive Officer. “Building upon our sequential top-line growth, we continue to anticipate year-over-year growth accelerating in the back half of the year and into 2020. We believe that the fourth quarter, in particular, will set us up for industry leading growth in revenue in 2020. During the first half of the year, we have achieved significant increases in capacity through software enhancements and investments in our infrastructure which leaves us well positioned to take advantage of the massive growth in demand for digital video services that most industry analysts are predicting for the near future.”
We are updating guidance to reflect the impact of timing issues on completion of certain major customer and partner-driven initiatives in 2019. Based on current conditions, we expect 2019 revenue to be between $200 and $210 million dollars. GAAP net loss is expected to be approximately $0.10 per share and Non-GAAP earnings per share should be near breakeven. Capital expenditures should be approximately $25 million dollars.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,698	$16,499	$25,383
Marketable securities	4,224	22,142	25,083
Accounts receivable, net	31,098	29,505	26,041
Income taxes receivable	125	124	122
Prepaid expenses and other current assets	8,739	12,276	14,789
Total current assets	68,884	80,546	91,418
Property and equipment, net	35,531	32,996	27,378
Operating lease right of use assets	2,701	3,012	—
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,443	1,508	1,462
Goodwill	76,848	76,707	76,407
Other assets	5,848	4,199	2,220
Total assets	$191,295	$199,008	$198,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,346	$17,858	$9,216
Deferred revenue	1,331	1,524	1,883
Operating lease liability obligations	1,579	1,620	—
Income taxes payable	270	186	124
Provision for litigation	—	4,500	9,000
Other current liabilities	15,227	11,656	12,922
Total current liabilities	32,753	37,344	33,145
Operating lease liability obligations, less current portion	1,325	1,630	—
Deferred income taxes	140	128	152
Deferred revenue, less current portion	149	105	42
Other long-term liabilities	283	263	435
Total liabilities	34,650	39,470	33,774
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 115,760 114,874 and 114,246 shares issued and outstanding at June 30, 2019, March 31, 2019 and December 31, 2018, respectively	116	115	114
Additional paid-in capital	520,375	516,251	513,682
Accumulated other comprehensive loss	(9,483)	(9,657)	(10,033)
Accumulated deficit	(354,363)	(347,171)	(338,612)
Total stockholders’ equity	156,645	159,538	165,151
Total liabilities and stockholders’ equity	$191,295	$199,008	$198,925

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2019	2019	Change	2018	Change	2019	2018	Change
Revenue	$45,904	$43,280	6%	$50,249	(9)%	$89,184	$102,363	(13)%
Cost of revenue:
Cost of services (1)	22,769	22,941	(1)%	21,206	7%	45,710	42,260	8%
Depreciation — network	4,628	4,317	7%	4,196	10%	8,944	8,576	4%
Total cost of revenue	27,397	27,258	1%	25,402	8%	54,654	50,836	8%
Gross profit	18,507	16,022	16%	24,847	(26)%	34,530	51,527	(33)%
Gross profit percentage	40.3%	37.0%		49.4%		38.7%	50.3%
Operating expenses:
General and administrative (1)	8,340	7,535	11%	7,517	11%	15,875	17,038	(7)%
Sales and marketing (1)	10,994	10,972	—%	10,022	10%	21,966	20,302	8%
Research and development (1)	6,013	5,901	2%	6,073	(1)%	11,915	12,412	(4)%
Depreciation and amortization	127	245	(48)%	633	(80)%	372	1,221	(70)%
Total operating expenses	25,474	24,653	3%	24,245	5%	50,128	50,973	(2)%
Operating (loss) income	(6,967)	(8,631)	NM	602	NM	(15,598)	554	NM
Other income (expense):
Interest expense	(10)	(10)	NM	(7)	NM	(20)	(66)	NM
Interest income	110	212	NM	134	NM	321	263	NM
Settlement and patent license income	—	—	NM	14,900	NM	—	14,900	NM
Other, net	(70)	(6)	NM	(221)	NM	(76)	(109)	NM
Total other income (expense)	30	196	NM	14,806	NM	225	14,988	NM
(Loss) income before income taxes	(6,937)	(8,435)	NM	15,408	NM	(15,373)	15,542	NM
Income tax expense	255	124	NM	249	NM	378	234	NM
Net (loss) income	$(7,192)	$(8,559)	NM	$15,159	NM	$(15,751)	$15,308	NM

Net (loss) income per share:
Basic	$(0.06)	$(0.07)		$0.14		$(0.14)	$0.14
Diluted	$(0.06)	$(0.07)		$0.13		$(0.14)	$0.13

Weighted average shares used in per share calculation:
Basic	115,275	114,410		111,356		114,843	111,059
Diluted	115,275	114,410		120,033		114,843	119,454

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Share-based compensation:
Cost of services	$377	$411	$350	$788	$707
General and administrative	2,140	2,094	1,969	4,234	3,779
Sales and marketing	598	484	633	1,082	1,236
Research and development	534	467	605	1,001	1,202
Total share-based compensation	$3,649	$3,456	$3,557	$7,105	$6,924

Depreciation and amortization:
Network-related depreciation	$4,628	$4,317	$4,196	$8,944	$8,576
Other depreciation and amortization	127	245	633	372	1,221
Total depreciation and amortization	$4,755	$4,562	$4,829	$9,316	$9,797

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(9,719)	$(11,825)	$1,875	$(21,544)	$(3,746)

End of period statistics:
Approximate number of active customers	621	643	689	621	689

Number of employees and employee equivalents	594	562	549	594	549

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating activities
Net (loss) income	$(7,192)	$(8,559)	$15,159	$(15,751)	$15,308
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,755	4,562	4,829	9,316	9,797
Share-based compensation	3,649	3,456	3,557	7,105	6,924
Settlement and patent license income	—	—	(14,900)	—	(14,900)
Foreign currency remeasurement (gain) loss	(135)	10	(271)	(125)	(161)
Deferred income taxes	82	(51)	(111)	31	(70)
(Gain) loss on sale of property and equipment	(21)	(30)	(97)	(51)	(113)
Accounts receivable charges	437	257	78	694	296
Amortization of premium on marketable securities	8	12	25	20	58
Changes in operating assets and liabilities:
Accounts receivable	(2,031)	(3,720)	493	(5,751)	223
Prepaid expenses and other current assets	582	(474)	(655)	108	227
Income taxes receivable	—	(2)	61	(2)	(63)
Other assets	(1,685)	(1,737)	(72)	(3,422)	(567)
Accounts payable and other current liabilities	4,230	2,243	(3,298)	6,473	(5,584)
Deferred revenue	(148)	(297)	37	(445)	167
Income taxes payable	81	62	160	143	(237)
Payments related to litigation, net	(1,520)	(1,520)	(1,520)	(3,040)	(6,020)
Other long term liabilities	22	(175)	(19)	(152)	(170)
Net cash provided by (used in) operating activities	1,114	(5,963)	3,456	(4,849)	5,115
Investing activities
Purchases of marketable securities	(1,013)	(9,266)	—	(10,279)	—
Sale and maturities of marketable securities	18,929	12,224	7,000	31,153	11,515
Purchases of property and equipment	(11,456)	(5,018)	(4,291)	(16,474)	(6,281)
Proceeds from sale of property and equipment	17	29	97	46	113
Net cash provided by (used in) investing activities	6,477	(2,031)	2,806	4,446	5,347
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(619)	(894)	(1,206)	(1,513)	(2,812)
Cash paid for purchase of common stock	—	—	—	—	(3,800)
Proceeds from employee stock plans	1,095	8	4,032	1,103	4,062
Net cash provided by (used in) financing activities	476	(886)	2,826	(410)	(2,550)
Effect of exchange rate changes on cash and cash equivalents	132	(4)	(232)	128	(105)
Net increase (decrease) in cash and cash equivalents	8,199	(8,884)	8,856	(685)	7,807
Cash and cash equivalents, beginning of period	16,499	25,383	19,863	25,383	20,912
Cash and cash equivalents, end of period	$24,698	$16,499	$28,719	$24,698	$28,719
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to

Exhibit 99.1

review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(7,192)	$(0.06)	$(8,559)	$(0.07)	$15,159	$0.14	$(15,751)	$(0.14)	$15,308	$0.14
Settlement and patent license income	—	—	—	—	(14,900)	(0.13)	—	—	(14,900)	(0.13)
Share-based compensation	3,649	0.03	3,456	0.03	3,557	0.03	7,105	0.06	6,924	0.06
Litigation expenses	—	—	—	—	215	—	—	—	2,885	0.03
Non-GAAP net (loss) income	$(3,543)	$(0.03)	$(5,103)	$(0.04)	$4,031	$0.04	$(8,646)	$(0.08)	$10,217	$0.09

Weighted average shares used in per share calculation:		115,275		114,410		111,356		114,843		111,059

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
U.S. GAAP net (loss) income	$(7,192)	$(8,559)	$15,159	$(15,751)	$15,308
Depreciation and amortization	4,755	4,562	4,829	9,316	9,797
Interest expense	10	10	7	20	66
Interest and other (income) expense	(40)	(206)	87	(245)	(154)
Income tax expense	255	124	249	378	234
EBITDA	$(2,212)	$(4,069)	$20,331	$(6,282)	$25,251
Settlement and patent license income	—	—	(14,900)	—	(14,900)
Share-based compensation	3,649	3,456	3,557	7,105	6,924
Litigation expenses	—	—	215	—	2,885
Adjusted EBITDA	$1,437	$(613)	$9,203	$823	$20,160
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1

Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 17, 2019, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2019 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ